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                                                                  Exhibit 99.1

                         AGREEMENT AMONG FILING PARTIES

     THIS AGREEMENT is made and entered into on February 2, 1998, by and among McHenry T. Tichenor, Sr.; McHenry T. Tichenor, Jr., individually, as Custodian for David T. Tichenor, and as Trustee pursuant to a Voting Trust Agreement; the Colorado National Bank, as trustee of the David T. Tichenor Trust, Warren W. Tichenor; William E. Tichenor; and Jean T. Russell (collectively referred to herein as the "Filing Parties").

     WHEREAS, Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934 (the "Act"), requires that, when a Schedule 13D is filed on behalf of more than one person, an agreement be executed and filed as an exhibit to the Schedule 13D reflecting that the Schedule 13D is being filed on behalf of all such persons:

     NOW, THEREFORE, in consideration of the premises and the mutual promises stated herein, the Filing Parties hereby agree as follows:

     1. Each Filing Party agrees that Amendment No. 1 to the Schedule 13D dated February 24, 1997 (the "Amendment") shall be filed jointly on behalf of all the Filing Parties with respect to the shares of Class A Common Stock, par value $.001 per share, of Heftel Broadcasting Corporation, a Delaware corporation.

     2. Each Filing Party acknowledges and agrees that, pursuant to Rule 13d-1(f)(1) under the Act, each Filing Party individually is (i) eligible to use the Schedule 13D and (ii) responsible for the timely filing of the Amendment or any further amendment and for the completeness and accuracy of the information concerning such Filing Party contained in the Amendment or any further amendment. None of the Filing Parties, however, shall be responsible for the completeness or accuracy of information concerning any other Filing Party contained in the Amendment or any further amendment, unless such Filing Party knows or has reason to believe that such information is incomplete or inaccurate.

     3. This agreement shall not be assignable by any Filing Party. Any assignment in violation of the foregoing shall be null and void.

     4. This agreement shall terminate upon the written notice of termination given by any Filing Party to the other Filing Parties.

     5. This agreement may be executed in several counterparts, each of which shall be deemed to be an original copy hereof.

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     IN WITNESS WHEREOF, the undersigned hereby executed this Agreement Among
Filing Parties as of the date or dates indicated below.


Date:     February 2, 1998
                              * /s/ McHenry T. Tichenor, Sr.
                              --------------------------------------------
                              McHenry T. Tichenor, Sr.

                                /s/ McHenry T. Tichenor, Jr.
                              --------------------------------------------
                              McHenry T. Tichenor, Jr.

                                /s/ McHenry T. Tichenor, Jr.
                              --------------------------------------------
                              McHenry T. Tichneor, Jr., as Custodian for
                              David T. Tichenor

                              The David T. Tichenor Trust

                              By: The Colorado National Bank, as trustee

                                   By:  /s/ Craig V. McGarry
                                       -----------------------------------
                                         Name: Craig V. McGarry
                                         Title: Senior Vice President

                                /s/ McHenry T. Tichenor, Jr.
                              --------------------------------------------
                              McHenry T. Tichenor, Jr., as trustee
                              pursuant to a Voting Trust Agreement

                              * /s/ Warren W. Tichenor
                              --------------------------------------------
                              Warren W. Tichenor

                              * /s/ Warren W. Tichenor
                              --------------------------------------------
                              William E. Tichenor

                              * /s/ Jean T. Russell
                              --------------------------------------------
                              Jean T. Russell


                         * By:  /s/ McHenry T. Tichenor, Jr.
                              --------------------------------------------
                                  McHenry T. Tichenor, Jr.
                                  Attorney-in-Fact